EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dollar Tree, Inc. (formerly Dollar Tree Stores, Inc.):

We consent to the incorporation by reference in the registration statement numbers 333-126286, 333-117337, 333-106886, 333-106884, 333-106883, 333-41248, 033-92812, 033-92816, 033-92814, and 333-38735 on Form S-8 and registration statement number 333-61139 on Form S-4 of Dollar Tree, Inc. (formerly Dollar Tree Stores, Inc.) of our report dated April 1, 2008, with respect to the consolidated balance sheets of Dollar Tree, Inc. (formerly Dollar Tree Stores, Inc.) as of February 2, 2008 and February 3, 2007, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the fiscal years in the three-year period ended February 2, 2008, which reports appears in the February 2, 2008 annual report on Form 10-K of Dollar Tree, Inc.

Our report on the consolidated financial statements refers to the adoption by Dollar Tree, Inc. (formerly Dollar Tree Stores, Inc.) of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, effective February 4, 2007, and Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, effective January 29, 2006.

/s/ KPMG LLP

Norfolk, Virginia
April 1, 2008

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